EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 16, 1999, relating to the financial statements of Young & Rubicam Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1998 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                             /s/ PricewaterhouseCoopers LLP
                                                 ---------------------------
                                                 PricewaterhouseCoopers LLP




New York, New York
May 24, 1999